EXHIBIT 10.2

EXHIBIT “A”

DCP HOLDING COMPANY POSITION DESCRIPTION

POSITION TITLE:	President

REPORTS TO:	Board of Directors
PURPOSE:	Responsible for the direction and administration of DCP Holding Company in accordance with Board policy, sound business practices, and the legal requirements of Ohio, Indiana and Kentucky.

DUTIES AND RESPONSIBILITIES:

1.	ADMINISTRATIVE MANAGEMENT

A.	Direct all areas of staff and Human Resource Administration.

B.	Prescribe duties, limitations and responsibility of staff through effective position descriptions, encouraging success and ongoing communication.

C.	Maintain effective, responsive and cost-conscious daily operations.

2.	BOARD RELATIONS

A.	Develop and recommend corporate objectives, plans and policies to the Board.

B.	Implement corporate objectives, plans and policies approved by the Board.

C.	Plan and coordinate all Board and Board Committee meetings with the Board Chair or Committee Chair.

D.	Establish effective communication and rapport with all Board Members.

3.	PROVIDER RELATIONS

A.	Recognizing providers are the DCP Holding Company product—continually promote their skills, quality, cost-effectiveness and value to all public.

B.	Establish leadership, stability and effective communication with all DCP Holding Company providers.

C.	Continued awareness that the success of DCP Holding Company and their providers grow together.

4.	CUSTOMER RELATIONS

A.	Actively promote DCP Holding Company in all Marketing, Sales, Public Relations, and Community activity.

B.	Strategize that the DCP Holding Company product is placed effectively before the public with emphasis on “Agent/Broker”

C.	Continually monitor the success, quality and effectiveness of DCP Holding Company marketing

5.	CORPORATE PROFITABILITY

D.	Develop plans for future DCP Holding Company growth while ensuring the soundness of corporate finances and profitability.

JOB SPECIFICATIONS:

•	Degree in relevant field of study or related equal job experience,

•	Five to seven years of related experience in the health/dental insurance field in an executive management position, where budgetary, policy and operational decisions have been made.

EXHIBIT “B” ADDENDUM TO DCP HOLDING COMPANY PRESIDENT EMPLOYMENT

AGREEMENT

The salary range of the President shall be reviewed and adjusted annually as recommended by the Compensation and Benefits Committee and approved by the Board of Directors. The Base Compensation for 2013 shall be $386,000.00.

ANNUAL INCENTIVE PLAN		Value	RSUs
CASH AWARD
Threshold	15% of Base	$57,900.00
Target	30% of Base	$115,800.00
Stretch	45% of Base	$173,700.00
Maximum	60% of Base	$231,600.00

LONG TERM INCENTIVE PLAN
A) RSU AWARD	5% of Base	$19,300.00	24 RSUs
B) RSU AWARD
Threshold	5% of Base	$19,300.00	24 RSUs
Target	15% of Base	$57,900.00	71 RSUs
Stretch	25% of Base	$96,500.00	118 RSUs
Maximum	45% of Base	$173,700.00	213 RSUs

2012 ANNUAL LONG TERM INCENTIVE BONUS DETAIL

A. Restricted Share Unit (“RSU”) Award – Retention Based

The stock award for DCP’s President and CEO is authorized under the “DCP Holding Company Amended and Restated 2006 Dental Care Plus Management Equity Incentive Plan” (the “Management Incentive Plan”) and is subject to the “Dental Care Plus and DCP Holding Company Deferred Compensation Plan”. Stock RSU’s are awarded in an amount equal to five percent (5%) of base salary and is considered “Long Term” as it vests incrementally over four years, 10% on December 31 of the first year, 20% at the end of the second year, 30% at the end of the third year and 40% at the end of the fourth year. There are no performance targets other than longevity with the Company.

RSU AWARD BASED ON 5% OF BASE SALARY OF $386,000.00 24 RSUs

B. Restricted Share Unit (“RSU”) Award – Performance Based

The Long Term Cash Incentive is a bonus designed to motivate the CEO to achieve long term success for the company as well as assist in the retention of the President and CEO over time. Long Term Incentive bonus compensation is based on one criteria, “Adjusted Book Value of Common and Preferred Stock and Shareholders’ Equity” and it is based on achieving growth of this book value over a period of three years, January 1, 2013 through December 31, 2015.

BOOK VALUE OF COMMON AND PREFERRED STOCK

(12/31/2012 BOOK VALUE = $8,247,833)

Level	Definition	3 Year Ave.	Adjusted Book Value 12/31/2015	Restricted Share Units
Threshold	5% of Base	10%	$10,977,866	24
Target	15% of Base	12%	$11,587,612	71
Stretch	25% of Base	14%	$12,219,527	118
Maximum	45% of Base	16%	$12,874,010	213

Notes:

1.	“Adjusted Book Value of Common and Preferred Shares and Shareholders’ Equity” shall mean the value of all classes of Common and Preferred Shares, as shown on the audited financial statements of the Company; minus the par value of all classes of Preferred Shares, as shown on the audited financial statements, increased by the sum of: (a) the aggregate amount of all withhold return payment or similar payments authorized by the Board of Directors, adjusted for the standard federal tax rate, to the extent such payments were treated as an expense in determining Net Income for any year, plus (b) the aggregate amount of all dividends on all classes of Common Stock, to the extent that such dividends were taken into account in determining the “Book Value of Common and Preferred Shares and Shareholders’ Equity.”

2.	If performance is under Threshold Level, no Long Term Incentive bonus is paid.

3.	No additional bonus is paid for performing beyond Maximum Level.

4.	Actual bonus paid is calculated and paid on a continuum between any two performance levels.

5.	With Board of Director approval, a new multi-year performance measurement period begins each new year.

6.	In the event of a Change of Control, as defined in the Management Equity Incentive Plan, the Adjusted Book Value of Common and Preferred Shares and Stockholders’ Equity as of December 31, 2015 shall be deemed to be the Enterprise Value of the Company, as defined in Article Fourth, Section 8(h)(ii)(C) of the Company’s Amended Articles of Incorporation, as of the date on which the Change of Control occurs and the long term incentive bonus shall be determined as of that date and paid within ten (10) days thereafter.

2013 ANNUAL INCENTIVE SHORT TERM BONUS DETAIL

The Annual Incentive (Short Term Bonus) compensation is designed to motivate the CEO to meet and/or exceed goals for budget performance on 1) 2013 Operating Revenue (OR), 2) 2013 Adjusted Net Operating Income (ANOI), and 3) Discretion/MOB (MOB). Adjusted Net Operating Income is equal to Net Operating Income plus the amount of provider withhold return approved by the Board of Directors during 2013. These performance criteria are weighted respectively as 30%, 50% and 20% of the total Annual Incentive Short Term Bonus.

TOTAL OPERATING REVENUE (2013 BUDGET OF $83,960,848.00)

Level	Definition	Performance	2013 OR	Bonus paid
Threshold	15% of Base	90% Budget	$75,564,763.00	$17,370.00
Target	30% of Base	103% Budget	$86,479,673.00	$34,740.00
Stretch	45% of Base	115% Budget	$96,554,975.00	$52,110.00
Maximum	60% of Base	130% Budget	$109,149,102.00	$69,480.00

ADJUSTED NET OPERATING INCOME (2013 BUDGET OF $1,784,182.00)

Level	Definition	Performance	2013 ANOI	Bonus paid
Threshold	15% of Base	75% Budget	$1,338,137.00	$28,950.00
Target	30% of Base	100% Budget	$1,784,182.00	$57,900.00
Stretch	45% of Base	115% Budget	$2,051,809.00	$86,850.00
Maximum	60% of Base	130% Budget	$2,319,437.00	$115,800.00

DISCRETION/MOB

Level	Definition	Achievement	2013 MOB	Bonus paid
Threshold	15% of Base	90% of Goals		$11,580.00
Target	30% of Base	103% of Goals		$23,160.00
Stretch	45% of Base	115% of Goals		$34,740.00
Maximum	60% of Base	130% of Goals		$46,320.00

Notes:

1.	If performance is under Threshold Level in any criteria, no bonus is paid for that criteria.

2.	No additional Bonus is paid for performance beyond Maximum Level.

3.	Actual Bonus paid is calculated and paid on a continuum between any two performance levels.

RESTRICTED SHARE UNIT (RSU) AGREEMENT

(Employee)

This RSU AGREEMENT is entered into by and between Robert C. Hodgkins, Jr. (the “Employee”) and DCP Holding Company (the “Company”) as of the date written below.

RECITALS

1. Pursuant to the 2006 Dental Care Plus Management Equity Incentive Plan (the “Plan”), the Committee (as defined in the Plan) has granted to the Employee this RSU Award (as defined in the Plan) subject to the terms and conditions set forth in the Plan and this Agreement, including the RSU Award attached hereto.

2. The Employee desires to accept the Agreement and Award and the Company desires to provide any benefits that become payable pursuant to the Agreement in accordance with the terms of the Plan.

NOW, THEREFORE, the Company and the Employee agree to the terms set forth below:

A. Any benefit provided to the Employee (or any other person) pursuant to the grant of the RSU Award to such Employee shall be determined in accordance with the terms of the Plan, which are incorporated into this Agreement by reference, except to the extent otherwise specifically provided in this Agreement or any amendment to this Agreement.

B. The RSU Award pursuant to this Agreement is conditioned upon the acceptance by the Employee of the terms of the Plan and this Agreement, as evidenced by execution of this Agreement in the space provided below, and the return of an executed original of this Agreement to the Committee no later than June 30, 2013.

C. The Employee and the Company may amend this Agreement in writing to the extent permitted under the terms of the Plan.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on this 17th day of June, 2013.

DCP HOLDING COMPANY		EMPLOYEE:

By:	/s/ Anthony A. Cook	/s/ Robert C. Hodgkins, Jr.

Title:	President & CEO	Robert C. Hodgkins, Jr.
(Printed Name)

RSU AWARD

Pursuant to the terms of the 2006 Dental Care Plus Management Equity Incentive Plan (the “Plan”), the Committee hereby grants this RSU Award with respect to the number of share units based upon the Company’s Class B Common Stock (“Shares”) at the purchase price, if any, per share as set forth below:

Restricted Share Unit (“RSU”) Award – Performance Based

Name of Award Recipient:	Robert C. Hodgkins, Jr.

Price per RSU:	$0 (outright award)

Date of Grant:	June 17, 2013

This RSU Award is intended to be a component of a Long Term Incentive program designed to motivate the CFO to achieve long term success for the Company as well as assist in the retention of the Vice President and CFO over time. The number of RSUs awarded hereunder, if any, shall be determined based upon achievement of an increase in the “Adjusted Book Value of Common and Preferred Stock and Shareholders’ Equity” for the Company over a period of three years, January 1, 2013 through December 31, 2015 in accordance with the following:

ADJUSTED BOOK VALUE OF COMMON AND PREFERRED STOCK

(12/31/2012 = $8,247,833)

Level	Definition	3 Year Ave.	Adjusted Book Value 12/31/2015	Restricted Share Units
Threshold	5% of Base	10%	$10,977,866	14
Target	15% of Base	12%	$11,587,612	41
Stretch	25% of Base	14%	$12,219,527	69
Maximum	45% of Base	16%	$12,874,010	124

For the purpose of this RSU Award:

7.	“Adjusted Book Value of Common and Preferred Shares and Shareholders’ Equity” shall mean the value of all classes of Common and Preferred Shares, as shown on the audited financial statements of the Company; minus the par value of all classes of Preferred Shares, as shown on the audited financial statements, increased by the sum of: (a) the aggregate amount of all withhold return payment or similar payments authorized by the Board of Directors, adjusted for the standard federal tax rate, to the extent such payments were treated as an expense in determining Net Income for any year, plus (b) the aggregate amount of all dividends on all classes of Common Stock, to the extent that such dividends were taken into account in determining the “Book Value of Common and Preferred Shares and Shareholders’ Equity.”

8.	If performance is under Threshold Level, no RSUs are awarded.

9.	No additional RSUs are awarded for performing beyond Maximum Level.

10.	Actual RSUs awarded are calculated based on an interpolated continuum between any two performance levels.

11.	In the event of a Change of Control, as defined in the Management Equity Incentive Plan, the Adjusted Book Value of Common and Preferred Shares and Stockholders’ Equity as of December 31, 2015 shall be deemed to be the Enterprise Value of the Company, as defined in Article Fourth, Section 8(h)(ii)(C) of the Company’s Amended Articles of Incorporation, as of the date on which the Change of Control occurs and the RSUs earned shall be determined as of that date and settled within ten (10) days thereafter.

3. Payment

Subject to any applicable election by the Award Recipient to defer the receipt of Shares in settlement of the RSUs awarded hereunder in accordance with the terms of the Dental Care Plus, Inc. and DCP Holding Company Deferred Compensation Plan (the “Deferred Compensation Plan”) and Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”) on the vesting date or dates described above, or as soon as administratively practicable thereafter, the Award Recipient shall be entitled to receive from the Company the Shares represented by the RSUs that vest on such date(s). If the Award Recipient has made a valid and effective deferral election in accordance with the terms of the Deferred Compensation Plan and Section 409A, the payment or settlement of the RSUs shall be made in accordance with the terms of the Deferred Compensation Plan.

4. Restrictions on Transfer

Except as otherwise provided in this Agreement, the Award Recipient may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the RSUs or any interest therein until his rights in the RSUs vest in accordance with this Agreement. Any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Agreement shall be null and void. All shares issued in settlement of any vested RSUs shall be subject to the terms of the Company’s Articles of Incorporation and Code of Regulations and any amendments or successor agreements thereto, in accordance with Section 7(f) of the Plan.

5. Rights as Shareholder

Except as provided in Section 4 above, an Award Recipient shall have none of the rights of a shareholder of the Company until the RSUs awarded hereunder both vest and are settled through the issuance of Shares. Notwithstanding the foregoing, any RSUs that are deferred under the Deferred Compensation Plan shall be governed by the terms of that plan. If the Award Recipient does not defer the receipt of Shares to be issued in settlement of the RSUs, the Award Recipient shall not receive cash dividends on the RSUs but instead shall, with respect to each RSU, receive a cash payment from the Company on each cash dividend payment date with respect to the Shares with a record date between the Date of Grant and the settlement of such RSU, such cash payment to be in an amount equal to the dividend that would have been paid on the Share represented by such RSU. Cash payments on each cash dividend payment date with respect to the Shares with a record date prior to a vesting date shall be accrued until the vesting date and paid thereon (subject to the same vesting requirements as the underlying RSUs). Stock dividends, if any, issued with respect to RSUs shall be treated as additional RSUs and shall be subject to the same restrictions, terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, such RSUs.

6. Forfeiture

Except as provided in Section 2 above or by the Committee, in its sole discretion, upon termination of the Award Recipient’s status as an Employee of the Company and its subsidiaries, all nonvested RSUs shall be forfeited and the Award Recipient shall not receive any compensation for such forfeited RSUs.

7. General

Unless specifically defined in this award, all terms initially capitalized shall have the meaning assigned to them in the Plan.

IN WITNESS WHEREOF, the members of the Committee hereby execute this RSU Award on this 17th day of June, 2013.

/s/ Jack M. Cook	/s/ Robert E. Hamilton, DDS
Committee Member	Committee Member

/s/ Stephen T. Schuler, DMD
Committee Member